SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2004

Inco Limited
 (Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	1-1143 (Commission file number)	98-0000676 (I.R.S. Employer Identification Number)

145 King Street West, Suite 1500
Toronto, Ontario M5H 4B7
(Address of Principal Executive Offices)

Company’s telephone number, including area code: (416) 361-7511

N/A
(Former name or former address, if changed since last report)

Item 12.     Results of Operations and Financial Condition

On February 3, 2004, Inco Limited (the “Registrant”) issued a press release covering the announcement of its financial and operating results for the fourth quarter of 2003 ended December 31, 2003 and full year 2003 ended December 31, 2003. This press release included information on the Registrant’s adjusted net earnings and net earnings in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), the principles covering the Registrant’s primary financial statements, for the fourth quarter and the full year 2003 as compared with the corresponding periods of 2002 and a reconciliation of such adjusted net earnings to net earnings in accordance with Canadian GAAP. This press release also included information on the Registrant’s nickel unit cash cost of sales before and after by-product credits for the fourth quarter and full year 2003 as compared with the corresponding periods of 2002 and a reconciliation of such nickel unit cash cost of sales to Canadian GAAP cost of sales. The press release also provided certain guidance (1) for 2004 with reference to the Registrant being comfortable with the First Call consensus mean estimate for the Registrant’s adjusted net earnings per share and cash flow per share based upon Reuters’ mean forecasts for certain nickel and other metal prices for 2004 and (2) for the first quarter of 2004 and for the full year 2004 with respect to production of Registrant’s principal metals and for the Registrant’s estimated nickel unit cash cost of sales after by-product credits for the full year 2004. No reconciliation of the First Call consensus mean estimate for the Registrant’s 2004 adjusted net earnings per share to a net earnings per share estimate in accordance with Canadian GAAP was included in this release since the Registrant does not believe it is in a position to predict with any degree of certainty certain adjustments relating to assumptions or forecasts that would be excluded in arriving at an adjusted net earnings estimate and which adjustments would be reflected in any such reconciliation of an adjusted net earnings per share estimate to a net earnings per share estimate in accordance with Canadian GAAP. The Registrant has also provided in this press release certain current estimated sensitivity analyses for 2004 covering, among other items, the estimated effect of changes in certain metal prices, exchange rates and costs on its Canadian GAAP basic net earnings per share. A copy of the press release, as indicated below, issued by the Registrant is furnished as Exhibit 99.1 to this Form 8-K.

The following Exhibit is furnished as part of this Report:

(1) Exhibit 99

(99.1)	Press release of the Registrant dated February 3, 2004 covering the Registrant’s fourth quarter 2003 and full year 2003 financial and operating results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INCO LIMITED

By:	/s/ Stuart F. Feiner Stuart F. Feiner Executive Vice-President General Counsel and Secretary

Date: February 3, 2004

EXHIBIT INDEX

Exhibit No.	Description	Page

    (1)           Exhibit 99

(99.1)	Press release of the Registrant dated February 3, 2004 covering its fourth quarter 2003 and full year 2003 financial and operating results.